THIRD AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

THIS THIRD AMENDMENT dated as of February 1, 2012, to the Transfer Agent Servicing Agreement, dated as of August 15, 2005, as amended August 12, 2008 and August 31, 2010 (the "Agreement"), is entered into by and among Robert W. Baird & Co. Incorporated, a Wisconsin corporation (the "Advisor"), Baird Funds, Inc., a Wisconsin corporation (the “Company”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into an Agreement; and

WHEREAS, the Company intends to create an additional fund; and

WHEREAS, the parties desire to extend said Agreement to apply to the added fund; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

BAIRD FUNDS, INC.                                                                U.S. BANCORP FUND SERVICES, LLC

By: ______________________________                          By: ________________________________
Name: Mary Ellen Stanek                                                         Name: Michael R. McVoy
Title: President                                                                    Title: Executive Vice President

ROBERT W. BAIRD & CO. INCORPORATED

By: ________________________________
Name: Charles M. Weber
Title:   Managing Director

Amended Exhibit A
to the
Transfer Agent Servicing Agreement

Fund Names

Separate Series of Funds

Advisor

Name of Series	Date Added
Baird Intermediate Bond Fund	September 29, 2000
Baird Core Plus Bond Fund	September 29, 2000
Baird Aggregate Bond Fund	September 29, 2000
Baird Short-Term Bond Fund
Baird Intermediate Municipal Bond Fund

Company

Name of Series                                                                  Date Added
Baird LargeCap Fund	September 29, 2000
Baird MidCap Fund	December 29, 2000
Baird SmallCap Value Fund	May 1, 2012